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                                                                      EXHIBIT 99

                          PARK MERIDIAN FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder hereby appoints Bryan F. Kennedy, III, Joseph M. Dodson, and Pamela Brady, and each or any one of them, with full power of substitution, as Proxies to represent and to vote as designated below, all the shares of common stock of Park Meridian Financial Corporation (the "Company") held of record by the undersigned on September 24, 2001, at the Special Meeting of Shareholders (the "Special Meeting") to be held on November 13, 2001, and at any adjournments or postponements thereof.


         1. Proposal to approve the Agreement and Plan of Merger, dated as of June 26, 2001 (the "Agreement"), by and between the Company and Regions Financial Corporation ("Regions") pursuant to which the Company will merge with and into Regions and each share of the Company's common stock (except for certain shares held by the Company, Regions, or their respective subsidiaries) will be converted into .55 of a share of Regions common stock, subject to possible upward adjustment, under such other terms and conditions as are set forth in the Agreement:

[ ] FOR                       [ ] AGAINST                    [ ] ABSTAIN

         2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

         This appointment of proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder, and in the discretion of the persons named as Proxies on all other matters which may properly come before the Special Meeting and any adjournment or postponement thereof. If no direction is made, this proxy will be voted in favor of Proposal 1.


         By signing below, the undersigned acknowledges receipt of the Notice of the Special Meeting to be held on September 24, 2001 and the accompanying proxy statement-prospectus.




[Reverse]

         This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.

         Please date and sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign the partnership name by authorized person(s).

Dated:___________________________________________, 2001.

                                              (Print Name of Shareholder)
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                                              (Signature of Shareholder)
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                                              (Print Name of Shareholder)
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                                              (Signature of Shareholder)
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PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-
PREPAID ENVELOPE.